EXHIBIT 99

FOR IMMEDIATE RELEASE                                       Company Contacts:
                                                            John E. Reed
                                                            President
                                                            (413) 568-9571

                  Mestek, Inc. Completes Spin-Off of MCS, Inc.,

              MCS, Inc. Merges with Simione Central Holdings, Inc.

         Westfield, MA (March 7, 2000) Mestek, Inc. (NYSE: MCC) announced today the completion of the spin off of the common stock of its wholly-owned subsidiary, MCS, Inc., to the shareholders of Mestek as of the record date of January 18, 2000. MCS also received approval from its shareholders, and immediately closed on, the merger with Simione Central Holdings, Inc. (NASDAQ:
SCHI) with Simione as the surviving corporation. Upon the closing of the merger of MCS into Simione, Mestek contributed an additional $2 million to Simione and two short-term loans were cancelled (resulting in a total $6 million investment by Mestek) in return for newly issued Series B Preferred Stock of Simione with voting rights equivalent to 2.24 million shares of Simione common stock, after giving effect to a 1 for 5 reverse stock split authorized by the Simione shareholders, and a warrant to purchase an additional 400,000 shares (after the reverse stock split) of Simione common stock.

         In addition, Mestek converted its $850,000 promissory note into 850,000 shares of Series C Preferred Stock, with voting rights equivalent to 170,000 shares (after the reverse stock split) of Simione common stock.

         At the MCS shareholder meeting, R. Bruce Dewey, John E. Reed,
Stewart B. Reed, Winston R. Hindle, Jr., David W. Hunter and Edward K. Wissing were selected as the MCS designees to the new Simione Board of Directors, consisting of twelve directors, and the Simione Board immediately appointed these designees to the Simione Board.

         John E. Reed, Chairman and CEO of Mestek, stated, "For the last three or four years Mestek has been searching for a way of maximizing the values inherent in its proven software solutions for the home medical equipment and home health agency services. This combination with Simione will not only result in achieving efficiencies naturally gained through the combination of existing significant customer bases but will provide the critical mass essential to accelerated product development. This is particularly important at this time due to the requirements of the federal government's new regulations relating to reimbursement which will dramatically affect the home healthcare industry."

         Simione Central provides information systems and consulting services to hundreds of customers nationwide. Simione Central provides freestanding, hospital-based and multi-office home health care providers (including certified, private duty, staffing, HME, IV therapy and hospice) with complete information solutions that address all aspects of home care operations. With offices nationwide, the company is headquartered in Atlanta.

         Mestek, Inc., listed on the New York Stock Exchange (MCC), is a diversified manufacturer of heating, ventilating and air conditioning equipment, metal hose and hose products, aluminum extrusions, metal-forming machinery and vertically integrated software systems and services, headquartered in Westfield, Massachusetts.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward-looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Mestek's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the Mestek's financial performance to differ materially from past results and from those expressed in any forward-looking statements include, without limitation, risks associated with integration following the MCS merger, variability in quarterly operating results, customer concentration, product acceptance, long sales cycle, long and varying delivery cycles, Mestek's dependence on business partners, emerging technological standards, risks associated with acquisitions, and Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.